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Exhibit 99.1

Contact Information: Magda Gagliano RFBinder Partners 212-994-7549 magda.gagliano@rfbinder.com

ASBURY AUTOMOTIVE EXPECTS TO EXCEED ANALYSTS' CONSENSUS
ESTIMATE BY APPROXIMATELY 10% FOR THE FIRST QUARTER
Presentation at Banc of America Consumer Conference to be Webcast

        STAMFORD, CT—April 10, 2002—Asbury Automotive Group, Inc. (NYSE: ABG), one of the nation's largest automotive retailers, today announced that on April 25, 2002, it expects to report earnings that exceed analysts' consensus estimate for the first quarter ended March 31, 2002 by approximately 10%. In addition, the company confirmed it is comfortable with earnings estimates for the balance of 2002 that were included in analysts' recent reports.

        Asbury completed its initial public offering (IPO) on March 14, 2002. Initial research reports on Asbury were issued by 5 brokerage firms earlier this week. The reports included earnings estimates of $1.51 to $1.53 per share for 2002, and $0.29 per share for the first quarter.

        In conjunction with its IPO, Asbury converted from a limited liability company to a "C" corporation. Therefore, in accordance with Generally Accepted Accounting Principles (GAAP), Asbury's reported results for the first quarter of 2002 will include a non-recurring deferred income tax provision related to the conversion. This is a one-time, non-cash item and is excluded from the amounts cited above.

        Kenneth B. Gilman, Asbury's president and CEO, will be presenting on behalf of Asbury Automotive Group at the annual Banc of America Securities Consumer and Retail Conference today, April 10, 2002, at 2:40 p.m. Eastern Time in New York City. The presentation will be webcast live via the company's website (www.asburyauto.com). The archived webcast will be available for a period of 30 days following the conference.

        As previously announced, the company plans to report its complete first-quarter financial results on April 25, 2002. Management also will host a conference call and webcast to discuss the results at 10 AM EST that day.

About Asbury Automotive Group

        Asbury Automotive Group, Inc. (www.asburyauto.com), headquartered in Stamford, Connecticut, is one of the largest automobile retailers in the U.S., with 2001 revenues of $4.3 billion. Built through a combination of organic growth and a series of strategic acquisitions over the past six years, Asbury now operates through nine geographically concentrated, individually branded "platforms." These platforms operate 91 retail auto stores, encompassing 127 franchises for the sale and servicing of 36 different brands of American, European and Asian automobiles. Asbury believes that its product mix includes one of the highest proportions of luxury and mid-line import brands among leading U.S. public automotive retailers. The company offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

        This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements relating to goals, plans and projections regarding the company's financial position, results of operations, market position, product development and business strategy. These statements are based on management's current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, the company's relationships with vehicle manufacturers and other suppliers, risks associated with the company's substantial indebtedness, risks related to pending and potential future acquisitions, general economic conditions both nationally and locally and governmental regulations and legislation. There can be no guarantees the company's plans for future operations will be successfully implemented or that they will prove to be commercially successful. These and other risk factors are discussed in the company's registration statement on Form S-1. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

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ASBURY AUTOMOTIVE EXPECTS TO EXCEED ANALYSTS' CONSENSUS ESTIMATE BY APPROXIMATELY 10% FOR THE FIRST QUARTER Presentation at Banc of America Consumer Conference to be Webcast